--------------------------------------------------------------------------------

                           FORM N-4, ITEM 24(b)(8.66)

--------------------------------------------------------------------------------

            Form of Selling Group Agreement between AUL, OAS &
                      Victory Capital Advisers, Inc.

VICTORY CAPITAL ADVISERS, INC., DISTRIBUTOR

FORM OF SELLING GROUP MEMBER AGREEMENT

Ladies and Gentlemen:

As the distributor of the shares ("Shares") of each investment company portfolio (each, a "Fund"), of the investment company or companies covered hereunder (collectively, "Company"), Victory Capital Advisers, Inc. ("Distributor") hereby invites you to participate in the selling group on the following terms and conditions. The Funds existing as of the date hereof are listed on Appendix A. In this letter, the terms "we," "us," and similar words refer to the Distributor, and the terms "you," "your," and similar words refer to the intermediary executing this agreement, including its associated persons.

   1. SELLING GROUP MEMBER. You hereby represent that you are properly qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement. In addition, you agree to comply with the rules of the Financial Industry Regulatory Authority ("FINRA") (formerly the National Association of Securities Dealers, Inc. ("NASD")) as if they were applicable to you in connection with your activities under this agreement. You agree that it is your responsibility to determine the suitability of any Fund Shares as investments for your customers, and that we have no responsibility for such determination. You further agree to maintain all records req-~ired by Applicable Laws (as defined below) or that are otherwise reasonably requested by us relating to your transactions in Fund Shares.

   2. QUALIFICATION OF SHARES. We will make available to you a list of the states or other jurisdictions in which Fund Shares are registered for sale or are otherwise qualified for sale, which may be revised from time to time. You will make offers of Shares to your customers only in those states, and you will ensure that you (including your associated persons) are appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with your activities.

   3. ORDERS. All orders you submit for transactions in Fund Shares shall reflect orders received from your customers or shall be for your account for your own bona fide investment, and you will date and timestamp your customer orders and forward them promptly each day and in any event prior to the time required by the applicable Fund prospectus (the "Prospectus," which for purposes of this agreement includes the Statement of Additional Information incorporated therein). 'As agent for your customers, you shall not withhold placing customers' orders for any Shares so as to profit yourself (or your customers) as a result of such withholding. You are hereby authorized to: (i) place your orders directly with the relevant Company for the purchase of Shares and (ii) tender Shares directly to the Company for redemption, in each case subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by us from time to time. All purchase orders you submit are subject to acceptance or rejection, and we reserve the right to, and the Board of Trustees of the Company (the "Board") may at any time, suspend or limit the sale of Shares. You are not authorized to make any representations concerning Shares of any Fund except such representations as are contained in the Prospectus and in such supplemental written information that we may provide to you with respect to a Fund. All orders that are accepted for the purchase of Shares shall be executed at the next determined public offering price per share (i.e., the net asset value per share plus the applicable sales ioad, if any) and all orders for the redemption of Shares shall be executed at the next determined net asset value per share and subject to any applicable redemption fee, in each case as described in the Prospectus.

   4. COMPLIANCE WITH APPLICABLE LAWS; DISTRIBUTION OF PROSPECTUS AND REPORTS; CONFIRMATIONS. In connection with its respective activities hereunder, each party agrees to abide by the Conduct Rules of the NASD/FI N RA and all other rules of self-regulatory organizations of which the relevant party is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to the relevant party (and its associated persons) from time to time in connection with its activities hereunder ("Applicable Laws"). You are authorized to distribute to your customers the current Prospectus, as well as any supplemental sales material received from us (on the terms and for the period specified by us or stated in such material). You are not authorized to distribute, furnish or display any other sales or promotional material relating to a Fund without our written approval, but you may identify the Funds in a listing of mutual funds available through you to your customers. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases shares of any Funds from or through you, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of the Funds or us. If required by Rule 1 Ob-1 0 under the Securities Exchange Act or other Applicable Laws, you shall send or cause to be sent confirmations or other reports to your customers containing such information as may be required by Applicable Laws.

   5. SALES CHARGES AND CONCESSIONS. On each purchase of Shares by you (but not including the reinvestment of any dividends or distributions), you shall be entitled to receive such dealer allowances, concessions, sales charges or other compensation, if any, as may be set forth in the Prospectus. Sales charge reductions and discounts may be available as provided in the Prospectus. To obtain any such reductions, the Company or Distributor must be notified promptly when a transaction or transactions would qualify for the reduced charge and you must submit information that is sufficient (in the discretion of the Company and/or us) to substantiate qualification therefor. The foregoing shall include advising us of any Letter of Intent signed by your customer or of any Right of Accumulation available to such customer. If you fail to so advise us, you will be liable for the return of any commissions plus interest thereon. Rights of accumulation (including rights under a Letter of Intent) are available, if at all, only as set forth in the Prospectus, and you authorize any adjustment to your account (and will be liable for any refund) to the extent any allowance, discount or concession is made and the conditions therefor are not fulfilled. Each price is always subject to confirmation, and will be based upon the net asset value next determined after receipt of an order that is in good form. If any Shares purchased are tendered for redemption or repurchased by the Fund for any reason within seven business days after confirmation of the purchase order for such Shares, you agree to promptly refund the full sales load or other concession and you will forfeit the right to receive any compensation allowable or payable to you on such Shares. We reserve the right to waive sales charges. You represent to us that you are eligible to receive any such sales charges and concessions paid to you by us under this section.

   6. TRANSACTIONS IN FUND SHARES. With respect to all orders you place for the purchase of Fund Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby. You also assume responsibility for any loss to a Fund caused by any order placed by you on an "as-of' basis subsequent to the trade date for the order, and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Company and shall be subject to the Company's policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to us prior to the Company's acceptance of any such order.

   7. ACCURACY OF ORDERS; CUSTOMER SIGNATURES. You shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by any means, including wire or telephone. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the Company and you agree to indemnify and hold harmless all persons, including us and the Funds' transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

   8. INDEMNIFICATION. You agree to indemnify us and hold us harmless from and against any claims, liabilities, expenses (including reasonable attorney's fees) and losses resulting from (i) any failure by you to comply with Applicable Laws in connection with activities performed under this agreement, or

       (ii) any unauthorized representation made by you concerning an investment in Fund Shares. We agree to indemnify you and hold you harmless from and against any claims, liabilities, expenses (including reasonable attorneys fees) and losses resulting from (i) any failure by us to comply with Applicable Laws in connection with our activities as Distributor under this agreement, or (ii) any untrue statement of a material fact set forth in a Fund's Prospectus or supplemental sales material provided to you by us (and used by you on the terms and for the period specified by us or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading; provided, however, that the indemnification in this clause (ii) shall be limited to indemnification actually received by us as Distributor from the Funds, except to the extent that the relevant claims, liabilities, expenses and losses result from our own failure to exercise reasonable care in the preparation or review of the Prospectus or such other materials.

   9. MULTI-CLASS DISTRIBUTION ARRANGEMENTS. You understand and acknowledge that the Funds may offer Shares in multiple classes, and you represent and warrant that you have established compliance procedures designed to ensure that the retirement plans to whom you offer the Funds are made aware of the terms of each available class of Fund Shares being offered by you to the particular retirement plan.

   10. ANTI-MONEY LAUNDERING COMPLIANCE. Each party to this agreement acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it is in compliance and will continue to comply with the AML Acts and applicable rules thereunder ("AML Laws"), including NASD/FINRA Conduct Rule 3011, in all relevant respects. The parties agree to cooperate with one another to satisfy AML due diligence policies of the Company and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by us to ensure compliance with AML Laws.

   11. PRIVACY. The parties agree that any Non-public Personal Information, as the term is defined in Regulation S-P ("Reg S-P") of the Securities and Exchange Commission that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and that it will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

   12. SERVICE FEES. Subject to and in accordance with the terms of each Prospectus and the Distribution and Service Plan, if any, adopted by resolution of the Board pursuant to Rule 12b-1 ("12b-1 Pian") under the Investment Company Act of 1940 (the "1940 Act"), and/or the Service Plan, if any, adopted by resolution of the Board, but not pursuant to said Rule 12b-1 ("non-12b-1 Pian"), we may pay appropriately qualified parties with which we have entered into an agreement in substantially the form annexed hereto as Appendix B or such other form as may be approved from time to time by the Board (the "Fee Agreement") such fees as may be determined in accordance with such Fee Agreement for shareholder or administrative services, as described therein.

   13. ORDER PROCESSING/TRADING ABUSE. You represent that you have reviewed your policies and procedures to ensure that they are adequate with respect to preventing violations of law (including rule 22c-1 1940 Act) and prospectus requirements related to timely order-taking and market timing activity, and you hereby provide the confirmation set forth on Appendix C hereto. You represent that you will be responsible for the collection and payment to the Company of any Redemption Fees based upon the terms outlined in the Company's prospectus.

       You acknowledge that certain practices relating to the purchase and redemption of Shares, such as, but not limited to, market timing, short-term trading, excessive trading, failure to comply with or otherwise attempting to circumvent break point restrictions, redemption fee requirements, and/or the rules on waiving sales charges, as set forth in the applicable Fund Prospectus, and such other, similar activities or practices that may be identified from time to time by any Fund and communicated to you by us in writing (collectively, "Trading Abuses") may be harmful to the Funds and their shareholders. You agree to assist us and the Funds in enforcing reasonable procedures adopted by or on behalf of the Funds to reduce, discourage or eliminate Trading Abuses in the Funds' Shares in order to reduce or eliminate the adverse effects of Trading Abuses on the Funds and the Funds' shareholders.

   14. AMENDMENTS. This agreement, including any Appendix, may be amended from time to time by the following procedure. We will mail a copy of the amendment to you at your address shown below. If you do not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Your objection must be in writing and be received by us within such fifteen (15) days. All amendments shall be in writing and except as provided above shall be executed by both parties.

   15. TERMINATION. This agreement will terminate automatically upon the termination of the Distribution Agreement between us and the Funds. This agreement may be terminated by either party, without penalty, upon 60 days' prior written notice to the other party. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

   16. NOTICES. All notices and communications to us shall be sent to us at 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attn: Broker Dealer Administration, or at such other address as we may designate in writing. All notices and other communication to you shall be sent to you at the address set forth below or at such other address as you may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or similar means of same-day delivery, with a confirming copy by mail.

   17. AUTHORIZATION. Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein, and that the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this agreement.

   18. OMNIBUS TRADES. In the event you provide any services with respect to Fund Shares held or owned by or for the benefit of your customers where you place trades with respect to Fund Shares on an omnibus basis rather than on an individual, fully disclosed basis, then you must enter into a Third Party Administration Service Agreement with the Company, in such form as you and the Company agree, in addition to the terms and provisions of this Agreement. Unless you have entered into an agreement covering such matter with the Company, by placing any order for purchase or redemption of Fund Shares hereunder on an omnibus basis, you will be deemed to have agreed to be bound by and comply with the terms and provisions of the Third Party Administration Service Agreement in the form annexed hereto as Appendix D, and the Company, by its signature thereon, agrees likewise to be so bound.

   19. MISCELLANEOUS. This agreement supersedes any other agreement between the parties with respect to the offer and sale of Fund Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                               *     *      *      *

If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this agreement shall be binding upon each of us.

VICTORY CAPITAL ADVISERS, INC.

Print Name: Mr. ichael Policarpo
            --------------------
Title: President
       ---------




AGREED TO AND ACCEPTED:

AMERICAN UNITED LIFE INSURANCE COMPANY

Print Name: Terry W. Burns

Title: Assistant Vice President

Date: 6/1/12



Address of Group Member: One American Sq.

Indianapolis, IN 46282



Agreed and Accepted:

OneAmerica Securities, Inc

Print Name: Richard M. Ellery

Title: President

Date: 6/1/12

Address of Group Member

433 N. Capital Ave., PO Box 1984

Indianapolis, IN 46204-1984

The Victory Portfolios

Victory Capital Advisers, Inc., Distributor

APPENDIX A
----------------------------------------------------
 FUNDS               CUSIP    SYMBOL   SHAREHOLDER
                    NUMBER            SERVICING OR
                                          t2B-t
----------------------------------------------------
 Value Fund - A    926464868   SVLSX      25 bps
----------------------------------------------------
 Value Fund - R    926464249   VVFGX      50 bps
----------------------------------------------------
 Value Fund - I    92646A849   VVFIX       0 bps
----------------------------------------------------
 Diversified Stock 926464603   SRVEX      25 bps
 Fund - A
----------------------------------------------------
 Diversified Stock 926464421   GRJNX      50 bps
 Fund - R
----------------------------------------------------
 Diversified Stock 92646A856   VDSIX       0 bps
 Fund - I
----------------------------------------------------
 Stock Index       926464850   SSTIX      15 bps
 Fund - A
----------------------------------------------------
 Stock Index       926464355   VINGX      25 bps
 Fund - R
----------------------------------------------------
 Established Value 926464231   VETAX      25 bps
 Fund - A
----------------------------------------------------
 Established Value 926464371   GETGX      50 bps
 Fund - R
----------------------------------------------------
 Established Value 92646A83I   VEVIX       0 bps
 Fund - I
----------------------------------------------------
 Special Value     926464843   SSVSX      25 bps
 Fund - A
----------------------------------------------------
 Special Value     926464264   VSVGX      50 bps
 Fund - R
----------------------------------------------------
 Special Value     92646A823   VSPIX       0 bps
 Fund - I
----------------------------------------------------
 Small Company     926464835   SSGSX      25 bps
 Opportunity
 Fund - A
----------------------------------------------------
 Small Company     926464389   GOGFX      50 bps
 Opportunity
 Fund - R
----------------------------------------------------
 Small Company     92646A815   VSOIX       0 bps
 Opportunity
 Fund - I
----------------------------------------------------
 Large Cap Growth  92646A500   VFGAX      25 bps
 Fund - A
----------------------------------------------------
 Large Cap Growth  92646A609   VFGRX      50 bps
 Fund - R
----------------------------------------------------
 Large Cap Growth  92646A666   VFGIX       0 bps
 Fund - I
----------------------------------------------------
 International     92646A765   VlAFX      25 bps
 Fund - A
----------------------------------------------------
 International     92646A740   VIIFX       0 bps
 Fund - I
----------------------------------------------------
 International     92646A732   VISFX      25 bps
 Select Fund - A
----------------------------------------------------
 International     92646A716   VISIX       0 bps
 Select Fund - I
----------------------------------------------------
 Global Equity - A 92646A690   VPGEX      50 bps
 ----------------------------------------------------
 Global Equity - I 92646A674   VPGYX       0 bps
 ----------------------------------------------------
 Balanced Fund - A 926464876   SBALX      25 bps
----------------------------------------------------
 Balanced Fund - R 926464272   VBFGX      50 bps
----------------------------------------------------
 Balanced Fund - I 92646A799   VBFIX       0 bps
 ----------------------------------------------------
 Investment Grade  926464538   SBFCX      25 bps
 Iconvertible
 Fund - A
----------------------------------------------------
 Investment Grade  92646A78I   VICIX       0 bps
 Ironvertible
 Fund - I
----------------------------------------------------
 JCore Bond Index  926464819   SIMIX      25 bps
 Fund - A
----------------------------------------------------
 JCore Bond Index  92646A773   VCBIX       0 bps
 Fund - I
----------------------------------------------------
 Fund For          926464751   IPFIX      25 bps
 Income - A
----------------------------------------------------
 Fund For          926464397   GGIFX      25 bps
 Income - R
----------------------------------------------------
 Fund For          92646A658   VFFIX       0 bps
 Income - I
----------------------------------------------------

                                 APPENDIX B

THE VICTORY PORTFOLIOS

VICTORY CAPITAL ADVISERS, INC., DISTRIBUTOR

SERVICE FEE AGREEMENT

Ladies and Gentlemen:

This Fee Agreement ("Agreement") confirms our understanding and agreement with respect to payments to be made to you pursuant to any 12b-1 Plan or non-12b-1 Plan (each, a "Pian") and together, the "Plans") in accordance with the Selling Group Member Agreement between you and us (the "Selling Agreement"), which entitles you to serve as a member of the selling group for certain Funds for which we serve as Distributor. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Selling Agreement.

1. From time to time during the term of this Agreement, we may make payments to you pursuant to the Plans. You agree to furnish shareholder and/or administrative services to your customers who invest in and own Fund Shares, including, but not limited to, answering routine inquiries regarding the Funds, processing shareholder transactions, and providing other shareholder services not otherwise provided by a Fund's transfer agent to your customers. With respect to such payments to you, we shall have only the obligation to make payments to you after, for as long as, and to the extent that, we receive from the Fund an amount equivalent to the amount payable to you. The Fund or us, as Distributor, each reserves the right, without prior notice, to suspend or eliminate payments under the Plans or other compensation to you by amendment, sticker or supplement to the then-current Prospectus of the Fund.

2. Any such fee payments shall reflect the amounts described in a Fund's Prospectus, but in any event shall not exceed the amounts permitted by the applicable Plan. Payments will be based on the dollar amount of Fund Shares which are owned by those customers of yours whose records, as maintained by the Funds or the transfer agent, designate your firm as the intermediary of record or is agreed to by us and the intermediary of record. No such fee payments will be payable to you with respect to shares purchased by or through you and redeemed by the Funds within seven business days after the date of confirmation of such purchase. You represent that you are eligible to receive any such payments made to you under the Plans.

3. You agree that all activities conducted under this Agreement will be conducted in accordance with the Prospectus, as well as all applicable state and federal laws, including the Investment Company Act of 1940 (the "1940 Act"). You represent, warrant and covenant that the receipt by you of any payment made pursuant to this Agreement is not a violation of any applicable laws, rules or regulations, including, without limitation, the Employee Retirement I ncome Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. You agree to indemnify and hold harmless us, each Fund, and our own and each Fund's directors, trustees, officers and employees (the "Indemnified Parties") from and against any and all costs, losses, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, that may arise or be incurred by the Indemnified Parties, arising from or attributable to any breach of the foregoing representation, warranty and covenant. Each receipt by you of such a payment shall be deemed to be a reaffirmation by you of such representation, warranty and covenant.

4. At the end of each month (or quarterly, upon request), you shall furnish us with a written report describing the amounts payable to you pursuant to this Agreement and the purpose for which such amounts were expended. We shall provide quarterly reports to the Funds' Board of amounts expended pursuant to the Plans and the purposes for which such expenditures were made. You shall furnish us with such other information as shall reasonably be requested by us in connection with our reports to the Board with respect to the fees paid to you pursuant to this Agreement.

5. Unless sooner terminated, this Agreement shall continue automatically for successive annual periods, provided its continuation is specifically approved at least annually in the manner described in Item 8 below or by a vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act). This Agreement may be terminated, with respect to one or more Funds, without penalty, by either of us, upon sixty days' prior written notice to the other party. In addition, this Agreement may be terminated by a vote of a majority of the I ndependent Trustees of the Company as defined in Item 8 below. I n addition, this Agreement will be terminated automatically with respect to any Fund (i) in the event it is assigned by you or (ii) upon a termination of the relevant Plan or the Selling Agreement, if a Fund closes to new investments, or if our Distribution Agreement with any Fund terminates.

6. This Agreement may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to you at your address shown below. If you do not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this Agreement. Your objection must be in writing and be received by us within such fifteen days. You understand and agree that any Plan may be amended or terminated by the Board at any time without your consent and that we may amend this Agreement accordingly to reflect the same and you will be deemed to agree to such amendment by your acceptance of any further payment we make to you pursuant to the Plan.

7. This Agreement shall become effective as of the date when it is executed and dated by us below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

8. This Agreement has been approved by vote of a majority of (i) the Company's Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the 1940 Act) and have no direct or indirect financial interest in this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

9. All notices and other communications shall be given as provided in the Selling Agreement.

If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this agreement shall be binding upon each of us.

VICTORY CAPITAL ADVISERS, INC.

Print Name: Mr. ichael Policarpo   Title: President
            --------------------          ---------


AGREED TO AND ACCEPTED:

AMERICAN UNITED LIFE INSURANCE COMPANY

Print Name: Terry W. Burns

Title: Assistant Vice President

Date: 6/1/12



Address of Group Member: One American Sq.

Indianapolis, IN 46282



Agreed and Accepted:

OneAmerica Securities, Inc

Print Name: Richard M. Ellery

Title: President

Date: 6/1/12

Address of Group Member

433 N. Capital Ave., PO Box 1984

Indianapolis, IN 46204-1984

                                APPENDIX C

TO: VICTORY CAPITAL ADVISERS, INC. AS DISTRIBUTOR
OF THE VICTORY PORTFOLIOS

CONFIRMATION

As a member of the selling group for the Shares of the above-referenced Funds, and pursuant to the terms of our Selling Agreement, we hereby certify to you that we will at all times comply with (i) the provisions of our Selling Agreement related to compliance with all applicable rules and regulations; and
(ii) the terms of each registration statement and prospectus for the Funds.

We have performed a review of our internal controls and procedures to ensure that such controls and procedures are adequate to (i) prevent the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day's net asset value per share ("NAV"); and
(ii) prevent the purchase of Fund Shares by an individual or entity whose stated objectives are not consistent with the stated policies of a Fund in protecting the best interests of longer-term investors, particularly where such customer-investor may be seeking market timing or arbitrage opportunities through such purchase.

                                  APPENDIX D
                  THIRD PARTY ADMINISTRATION SERVICE AGREEMENT

      This Third Party Administration Service Agreement ("Agreement") confirms the understanding and agreement between American United Life Insurance Company ("you" or "Administrator") and The Victory Portfolios, a Delaware business trust, (the "Trust") on behalf of those investment company portfolios listed on Appendix A to the Selling Group Member Agreement between Administrator and Victory Capital Advisers, Inc. (the "Selling Agreement") with respect to trading activities you conduct for any of your customers on an omnibus basis, rather than on an individual, fully disclosed basis, as provided in the Selling Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Selling Agreement;

      The Trust is a registered management investment company.

      Administrator provides administrative services comprised of, but not limited to, recordkeeping, reporting and processing services (the "Administrative Services") to funds and investment accounts which are made up of the combined interests of numerous individuals or other beneficial owners (each, a "Customer Account" and, collectively, the "Customer Accounts"), which may include, without limitation, qualified employee benefit plans (each, a "Benefit Plan" and, collectively the "Benefit Plans") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Administrative Services for each Customer Account include processing and transfer arrangements for the investment and reinvestment of Customer Account assets in investment media specified by an investment adviser, sponsor or administrative committee of the Customer Account (a "Customer Account Representative") and, in some cases, upon the direction of Customer Account beneficiaries (the "Beneficiaries"). The Administrative Services are provided by Administrator under service agreements with various Customer Accounts.

      The Trust and Administrator desire to facilitate the purchase and redemption of shares of the Funds (the "Shares") on behalf of the Customer Accounts and their Beneficiaries through one or more accounts (not to exceed one per Customer Account) in each Fund (individually an "Omnibus Account" and collectively the "Omnibus Accounts"), subject to the terms and conditions of this Agreement.

      Accordingly, the parties hereto agree as follows:

      1. PERFORMANCE OF SERVICES. In consideration of the fees or compensation Administrator will receive from the Trust or other parties under other agreements or arrangements, in connection with the services Administrator performs under this Agreement, the sufficiency of which Administrator acknowledges to be sufficient, Administrator agrees to perform the administrative services and functions specified in Schedule A attached hereto (the "Services") with respect to

Shares owned by Customer Accounts and held in the Omnibus Accounts.

      2. PRICING INFORMATION. The Trust or its designee will furnish Administrator, subject to availability, on each business day that the New York Stock Exchange is open for business ("Business Day"), with (i) net asset value information for each Fund as of the close ofregular trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or at such other times at which a Fund's net asset value is calculated as specified in such Fund's prospectus (the "Close of Trading"), and (ii) dividend and capital gains information for each Fund as it becomes available. The Trust or its designee shall provide such information, subject to availability, to Administrator by 7:00 p.m. Eastern Time on the same Business Day.

      3. ORDERS; DISTRIBUTIONS. Upon the receipt of instructions from Beneficiaries or Customer Account Representatives, Administrator shall date and time stamp such instructions and shall transmit to the Trust or its designee orders to purchase or redeem Shares for specified Omnibus Accounts on the basis of those instructions. Administrator agrees that orders for net purchases or net redemptions of Shares for each specified Omnibus Account derived from instructions received in proper form by Administrator from Beneficiaries or Customer Account Representatives prior to the Close of Trading on any given Business Day shall be, if Fund/SERV orders, communicated via Fund/SERV to the Trust or its designee on that Business Day, and if not Fund/SERV orders, processed that same evening and transmitted to the Trust or its designee by 5 :00 a.m. Eastern Time on the next Business Day. With respect to Fund/SERV orders, such orders shall settle in accordance with the Trust's profile within Fund/SERV applicable to Administrator. With respect to non FundiSERV orders, Administrator agrees that payment for net purchases of Shares attributable to all orders executed for the Omnibus Accounts shall be wired by Administrator or its designee to a custodial account designated by the Trust or its designee no later than 3 :00 p.m. Eastern Time on the Business Day following the Business Day that instructions in proper form are received and processed by Administrator. If payment for a net purchase of Shares is not wired by the time set forth in the preceding sentence, the Trust or its designee reserves the right to cancel the trade. Subject to Administrator's compliance with the foregoing, Administrator will be considered an agent for the Trust for the limited purpose of receiving orders and transmitting those orders to the Trust, and the Business Day on which instructions are received in proper form by Administrator from Beneficiaries or Customer Account Representatives by the Close of Trading will be the date as of which Shares will be purchased and redeemed as a result of such instructions. Instructions received in proper form by Administrator from Beneficiaries or Customer Account Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Dividends and capital gains distributions will be issued in additional shares of the applicable Fund at net asset value in accordance with each Fund's then-current prospectus. The Administrator and the Trust agree that, in the event any provision of this Section 3 violates or otherwise contravenes any applicable laws or regulations, then any such provision shall become immediately null and void and of no further force or effect, but only to the extent necessary to avoid such violation or contravention and, furthermore, shall be deemed to be amended and will be implemented to the extent necessary and appropriate to comply with said laws and regulations.

      4. MAINTENANCE OF RECORDS. The Trust or its designee and Administrator shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making Shares available to the Customer Accounts. Upon the request of the Trust or its designee, Administrator shall provide copies of all the historical records relating to transactions between the Funds and the Customer Accounts, written communications regarding the Funds to or from such Customer Accounts and other materials, in each case (i) as are maintained by Administrator in the ordinary course of its business and in compliance with laws and regulations governing transfer agents, and (ii) as may reasonably be requested to enable the Trust or its representatives, including without limitation its auditors or legal counsel, to (a) monitor and review the Services, (b) comply with any request of a governmental body or self-regulatory organization or a Customer Account, (c) verify compliance by Administrator with the terms of this Agreement, (d) make required regulatory reports, or (e) perform general customer supervision. Administrator agrees that it will permit the Trust or such representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

      5. COMPLIANCE WITH LAWS. At all times, Administrator shall comply with all laws, rules and regulations applicable to a transfer agent under the Federal securities laws, including without limitation, requirements for delivery of prospectuses (which term includes prospectus supplements). Whether or not required by applicable law, Administrator shall deliver or arrange for the delivery of prospectuses to Benefit Plans and to participants in participant-directed Benefit Plans. Without limiting the foregoing:
Administrator will be responsible for compliance with Regulation SP, as adopted by the Securities and Exchange Commission. Administrator will adopt and maintain an anti-money laundering program in compliance with applicable laws and regulations, including provisions for necessary currency transaction reporting, detection of suspicious activities that could give rise to money laundering, and knowing Administrator's customers. In connection with the services contemplated in this Agreement, Administrator will identify sources of potential money laundering and notify the Fund or its agent of any potential areas that would reasonably raise concerns about the existence of money laundering or unlawful activity.

      6. REPRESENTATIONS WITH RESPECT TO FUNDS. Administrator and its agents and representatives shall not make any representations concerning a Fund or the Shares except those contained in the then current prospectus of such Fund, in current Fund sales literature, or in a listing of funds offered by Administrator that contains no other information than the names of the Funds.

      7. RELATIONSHIP OF PARTIES. Except to the extent provided in Section 3 that the Administrator is the agent of the Trust for the limited purpose of receiving orders and transmitting those orders to the Trust, it is understood and agreed that all Services performed hereunder by Administrator shall be as an independent contractor and not as an employee or agent of the Trust or its designee, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

      8. PRICE ERRORS.

         (a) NOTIFICATION. If an adjustment is required in accordance with a Fund's then current policies on reimbursement ("Fund Reimbursement Policies") to correct any error in the computation of the net asset value of Fund shares ("Price Error"), Trust or its designee shall notify the Administrator as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's other shareholders, the reason for the price change.

         (b) UNDERPAYMENTS. Ifa Price Error causes an Omnibus Account to receive less than the amount to which it otherwise would have been entitled, Trust shall make all necessary adjustments (subject to the Fund Reimbursement Policies) so that the Omnibus Account receives the amount to which it would have been entitled.

         (c) OVEMAYMENTS. Ifa Price Error causes an Omnibus Account to receive more than the amount to which it otherwise would have been entitled, the Administrator, when requested by Trust or its designee (in accordance with the Fund Reimbursement Policies), shall use its best efforts to collect such excess amounts from the applicable Customer Accounts.

         (d) FUND REIMBURSEMENT POLICIES. Trust agrees to treat the Administrator's customers no less favorably than Trust treats other Fund shareholders in applying the provisions of paragraphs 8(b) and 8( c).

      9. TERMINATION. This Agreement shall terminate

            (a) at the option of any party, upon 60 days' advance written notice to the other parties hereto; or

            (b) in the event of a material breach that has not been cured within ten days following a written notice of breach to the breaching party.

     10. INDEMNIFICATION. Administrator agrees to indemnify and hold harmless the Trust, the Trust's administrators, investment adviser, distributor and transfer agent, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any orders that are not timely transmitted by Administrator in accordance with Section 3 of this Agreement or any trades that are cancelled by the Trust or its designee based upon payments for purchases of Shares that are not timely wired; (ii) Administrator's negligence or willful misconduct in performing the Services;
(iii) any breach by Administrator of any material representation, warranty or covenant made in this Agreement; or (iv) any requests that are submitted by duly authorized representatives of Administrator on behalf of Beneficiaries or Customer Account Representatives for transaction adjustments (including, but not limited to, the pricing of net purchases or net redemptions of Shares on an "as of' basis). Administrator will reimburse the indemnities for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such losses, claims or actions.

     11. ADDITIONAL REPRESENTATIONS. WARRANTIES AND COVENANTS. Each party represents that (a) it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity and (b) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement. Administrator further represents, warrants and covenants that:

   (i) it will not be a "fiduciary" of any Benefit Plan with respect to the provision of the Administrative Services, the Services or with respect to a Benefit Plan's purchase of Shares, as such term is defined in Section 3(21) of ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code");


   (ii) it, or its subsidiary that will perform functions under this Agreement, is either registered as or not required under applicable law to be registered as, a broker-dealer or a transfer agent under the 1934 Act or any applicable state securities laws, including as a result of entering into and performing the Services set forth in this Agreement; and

   (iii) it has adopted and implemented internal controls reasonably designed to prevent instructions received from Beneficiaries or Customer Account Representatives on a given Business Day after the Close of Trading from being aggregated with the order for net purchases or net redemptions of Shares for that Business Day.


      The Trust further represents, warrants and covenants that the Trust is registered as an investment company under the Investment Company Act of 1940, as amended, and its Shares are registered under the Securities Act.

      12. ABOUT VICTORY. The name "The Victory Portfolios" refers to the Trust created under a Certificate of Trust filed at the office of the State Secretary of Delaware. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but in such capacities, and are not binding upon any of the Trustees, Shareholders, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Trust Instrument), and all persons dealing with any class of Shares ofthe Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust. The Trust has entered into this Agreement with respect to some or all of its Funds individually, and not jointly. The rights and obligations of the Trust described in this Agreement apply to each individual Fund. No Fund shall have any liability for any costs or expenses incurred by any other Fund. In seeking to enforce a claim against any Fund, Administrator shall look to the assets only of that Fund and not to the assets of any other Fund.

  THE VICTORY PORTFOLIOS

  NAME: Christopher K. Dyer
        -------------------
  TITLE: Secretary
         ---------

                                SCHEDULE A

                               The Services

Administrator shall perform the following services, all in accordance with the terms of this Agreement:

     1. Maintain separate records for each Customer Account, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances.

     2. Disburse or credit to the Customer Accounts, and maintain records of, all proceeds of redemption of shares and all other distributions not reinvested in Shares.

     3. Prepare, and transmit to each Customer Account periodic account statements showing the total number of Shares owned by each Customer Account as of the statement closing date, purchases and redemptions of Shares by the Customer Account during the period covered by the statement, and the dividends and other distributions paid to the Customer Account during the statement period (whether paid in cash or reinvested in Shares.)

     4. Transmit to the Trust or its designee purchase orders and redemption requests placed by Customer Accounts.

     5. Transmit to the Trust or its designee such periodic reports as the Trust shall reasonably conclude are necessary to enable the Trust to comply with federal or state law requirements.

     6. Transmit to the Benefit Plans confirmations of purchase orders and redemption requests placed by the Customer Accounts.

     7. Maintain all account balance information for the Customer Accounts and daily and monthly purchase summaries expressed in Shares and dollar amounts.

     8. Settle purchase order and redemption requests placed by Administrator on behalf of the Customer Accounts in accordance with the terms of each Fund's prospectus.

     9. Prepare file or transmit all Federal, state and local government reports and returns as required by law with respect to each account maintained on behalf of a Customer Account.

                   Victory Capital Management Inc. 127
                 Public Square Cleveland, OH 44114

                           May 24, 2012

American United Life Insurance Company One
American Square
PO Box 368
Indianapolis, Indiana 46206

Dear Sir or Madam:

      This letter is written in connection with your or your designees' (collectively, "your") provision of recordkeeping services with respect to certain retirement plans, which plans own shares of The Victory Portfolios. In consideration of your providing such recordkeeping services, Victory Capital Management Inc. agrees to pay you an annual administrative fee equal to 20 basis points (.20%) of the average daily net asset value of assets for which you are responsible in Class A and R shares of the investment companies described on Attachment A. We anticipate that the fee will be computed monthly (on the basis ofa 30/360 calculation) and paid monthly by the Victory Portfolios Administrator and verified by a statement or invoice provided by you. Please note that all account trades need to be done correctly for us to determine the most accurate average daily net asset value. If trades were not done correctly, we will not go back and pay in arrears any amount where the assets did not appear under the appropriate broker dealer.

      You will be responsible for compliance with all applicable laws, rules and regulations governing your performance of services under this Agreement, including but not limited to Reg. S-P, as adopted by the Securities and Exchange Commission. You will adopt and maintain an anti-money laundering program in compliance with applicable laws and regulations, including provisions for necessary currency transaction reporting, detection of suspicious activities that could give rise to money laundering, and knowing your customers.

      You or we can terminate this Agreement at any time. However, notwithstanding the termination of this agreement, Victory Capital Management Inc. will continue to pay the fees in accordance with the first paragraph of this Agreement, so long as you continue to provide recordkeeping services with respect to any net assets of the Victory Portfolios as described in the previous paragraph which remain invested in Victory. Notwithstanding any other provision of this Agreement, Victory Capital Management's obligation to pay service fees with respect to assets invested in a particular Fund shall terminate when Victory Capital Management Inc. and its affiliates no longer act as investment manager for such Fund. This Agreement is not assignable by you, except with our written consent. We can immediately amend this letter at any time by giving notice to you.

      Please acknowledge your agreement to the foregoing by signing the duplicate copy of this letter and returning it to me.

                                           Sincerely,
                                           Victory Capital Management Inc.

                                           By: Michael Policarpco

                                           Senior Manager Director

AGREED:
AMERICAN UNITED LIFE INSURANCE COMPANY

By:         Terry W. Burns
Title:      Assistant Vice President

                                   ATTACHMENT A
--------------------------------------------------------------------------------
 FUNDS                                   CUSIP                  SYMBOL
                                         NUMBER
--------------------------------------------------------------------------------
 Value FUND - A                         926464868                SVLSX
--------------------------------------------------------------------------------
 Value FUND - R                         926464249                VVFGX
--------------------------------------------------------------------------------
 Diversified Stock Fund - A             926464603                SRVEX
--------------------------------------------------------------------------------
 !Diversified Stock Fund - R            926464421                GRINX
--------------------------------------------------------------------------------
 Established Value Fund - A             926464231                VETAX
--------------------------------------------------------------------------------
 Established Value Fund - R             926464371                GETGX
--------------------------------------------------------------------------------
 Special Value Fund - A                 926464843                SSVSX
--------------------------------------------------------------------------------
 Special Value Fund - R                 926464264                VSVGX
--------------------------------------------------------------------------------
 Small Company Opportunity Fund - A     926464835                SSGSX
--------------------------------------------------------------------------------
 Small Company Opportunity Fund - R     926464389                GOGFX
--------------------------------------------------------------------------------
 Special Value Fund - A                 926464843                SSVSX
--------------------------------------------------------------------------------
 Special Value Fund - R                 926464264                VSVGX
--------------------------------------------------------------------------------
 Large Cap Growth Fund - A              92646A500                VFGAX
--------------------------------------------------------------------------------
 fLarge Cap Growth Fund - R             92646A609                VFGRX
--------------------------------------------------------------------------------
 International Fund - A                 92646A765                VIAFX
--------------------------------------------------------------------------------
 International Select Fund - A          92646A732                VISFX
--------------------------------------------------------------------------------
 Global Equity - A                      92646A690                VPGEX
--------------------------------------------------------------------------------
 Investment Grade Convertible Fund - A  926464538                SBFCX
--------------------------------------------------------------------------------
 Fund For Income - A                    926464751                IPFIX
--------------------------------------------------------------------------------

                              Rule 22c-2 Agreement

     This Agreement is entered into as of May 24, 2012, by and between The Victory Portfolios (the "Trust"), on behalf of its series portfolios (each a "Fund"), individually and not jointly, and American United Life Insurance Company (the "Intermediary").

     WHEREAS, each Fund is an issuer of redeemable securities; and

     WHEREAS, the Intermediary submits orders to purchase or redeem securities issued by one or more of the Funds directly to the Fund, its principal underwriter or transfer agent, or to a registered clearing agency; and

     WHEREAS, the Trust and the Intermediary desire to execute this Agreement in compliance with Rule 22c-2 under the Investment Company Act of 1940, as amended ("Rule 22c-2").

     NOW THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Trust and the Intermediary hereby agree as follows:

     1. Agreement to Provide Information. Intermediary agrees to provide the Trust or its designated agent, promptly upon request, the taxpayer identification number ("TIN") of all Shareholders (as defined below) that purchased, redeemed, transferred, or exchanged Fund shares held through an account with the Intermediary, and the amount and dates of such Shareholder purchases, redemptions, transfers, and exchanges, during the period covered by the request.

            1.1. Indirect Intermediaries. Intermediary shall use its best efforts to determine, promptly upon the request of the Fund or its designated agent, whether any other person that holds Fund shares through the Intermediary is itself a financial intermediary, as defined in Rule 22c-2 ("indirect intermediary"), and, upon further request by the Trust, (A) provide (or arrange to have provided) the information set forth above in Section 1 regarding Shareholders who hold an account with an indirect intermediary, or (B) restrict or prohibit the indirect intermediary from purchasing, on behalf of itself or other persons, Fund shares.

            1.2. Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Trust or its designated agent promptly, but in any event not later than ten (10) business days after receipt of a request.

            1.3. Limitations on the Use of Information. The Trust agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

     2. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Trust or its designated agent to restrict or prohibit further purchases or exchanges of Fund shares by a Shareholder that has been identified by the Trust as having engaged in transactions of Fund shares (directly or indirectly through the Intermediary's account) that violate policies established by the Trust for the purposes of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

            2.1. FORM OFLNSTRUCTIONS. Instructions shall include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions shall include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instructions relate.

            2.2. TIMING OF RESPONSE. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after the receipt of instructions by the Intermediary.

            2.3. CONFIRMATION BY INTERMEDIARY. Intermediary shall provide written confirmation to the Fund or its designated agent that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

     3. EFFECT OF AGREEMENT. This Agreement, effective as of the date first written above, supplements any and all existing agreements between the parties hereto relating to the subject matter hereof. IN the event of any conflict between this Agreement and any other agreement, this Agreement shall control.

     4. DEFINITIONS. For purposes of this Agreement:

            4.1. The term "Shareholder" means the beneficial owner of a Fund's shares, whether the shares are held directly or by the Intermediary in nominee name.

            4.2. The term "written" includes electronic writings and facsimile transmissions.

            4.3. The term "business day" means each day the New York Stock Exchange is open for business.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

THE VICTORY PORTFOLIOS,
on behalf of its Funds
individually and not jointly

By:      Christopher K. Dyer
         Secretary

INTERMEDIARY: AMERICAN UNITED LIFE INSURANCE COMPANY

     Signed: Richard M. Ellery

     Title: Associate General Counsel

                                                     - 3 -